Exhibit 4.1

Execution Version

GREAT LAKES DREDGE & DOCK CORPORATION,

as Issuer,

and

THE GUARANTORS PARTY HERETO,

as Guarantors

$325,000,000

5.25% Senior Notes due 2029

________________________________

INDENTURE

Dated as of May 25, 2021
________________________________

Wells Fargo Bank, National Association,
as Trustee

TABLE OF CONTENTS

Page

Article 1.

DEFINITIONS AND INCORPORATION BY REFERENCE1

Section 1.01.	Definitions.1
Section 1.02.	Other Definitions.26
Section 1.03.	[Reserved].26
Section 1.04.	Rules of Construction.26

Article 2.

THE NOTES27

Section 2.01.	Form and Dating.27
Section 2.02.	Execution and Authentication.29
Section 2.03.	Registrar and Paying Agent29
Section 2.04.	Paying Agent To Hold Money in Trust.30
Section 2.05.	Holder Lists.30
Section 2.06.	Transfer and Exchange.30
Section 2.07.	Replacement Notes.40
Section 2.08.	Outstanding Notes.40
Section 2.09.	Treasury Notes.41
Section 2.10.	Temporary Notes.41
Section 2.11.	Cancellation.41
Section 2.12.	Payment of Interest; Defaulted Interest.41
Section 2.13.	CUSIP or ISIN Numbers.42
Section 2.14.	[Reserved].42
Section 2.15.	Issuance of Additional Notes.42
Section 2.16.	Record Date.42

Article 3.

REDEMPTION AND PREPAYMENT43

Section 3.01.	Notices to Trustee.43
Section 3.02.	Selection of Notes To Be Redeemed.43
Section 3.03.	Notice of Redemption.43
Section 3.04.	Effect of Notice of Redemption.44
Section 3.05.	Deposit of Redemption Price.45
Section 3.06.	Notes Redeemed in Part.45
Section 3.07.	Optional Redemption.45
Section 3.08.	Mandatory Redemption.46
Section 3.09.	Offer to Purchase.47

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Article 4.

COVENANTS49

Section 4.01.	Payment of Notes.49
Section 4.02.	Maintenance of Office or Agency.49
Section 4.03.	Reports.50
Section 4.04.	Compliance Certificate.51
Section 4.05.	Taxes.51
Section 4.06.	Stay, Extension and Usury Laws.51
Section 4.07.	Corporate Existence.51
Section 4.08.	[Reserved].52
Section 4.09.	Incurrence of Indebtedness and Issuance of Disqualified Stock.52
Section 4.10.	Restricted Payments.55
Section 4.11.	Liens.60
Section 4.12.	Asset Sales.60
Section 4.13.	Dividend and Other Payment Restrictions Affecting Subsidiaries.61
Section 4.14.	Transactions With Affiliates.63
Section 4.15.	Issuances of Guarantees of Indebtedness.64
Section 4.16.	Designation of Restricted and Unrestricted Subsidiaries.64
Section 4.17.	Repurchase at the Option of Holders Upon a Change of Control Triggering Event.65
Section 4.18.	Changes in Covenants When Notes Rated Investment Grade.66

Article 5.

SUCCESSORS67

Section 5.01.	Merger, Consolidation and Sales of Assets.67
Section 5.02.	Successor Corporation Substituted.68

Article 6.

DEFAULTS AND REMEDIES68

Section 6.01.	Events of Default.68
Section 6.02.	Acceleration.71
Section 6.03.	Other Remedies.72
Section 6.04.	Waiver of Defaults.72
Section 6.05.	Control by Majority.73
Section 6.06.	Limitation on Suits.73
Section 6.07.	Rights of Holders to Receive Payment.74
Section 6.08.	Collection Suit by Trustee.74
Section 6.09.	Trustee May File Proofs of Claim.74
Section 6.10.	Priorities.74
Section 6.11.	Undertaking for Costs.75

Article 7.

TRUSTEE75

Section 7.01.	Duties of Trustee.75
Section 7.02.	Rights of Trustee.76
Section 7.03.	Individual Rights of Trustee.78

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Section 7.04.	Trustee’s Disclaimer.78
Section 7.05.	Notice of Defaults.79
Section 7.06.	[Reserved].79
Section 7.07.	Compensation and Indemnity.79
Section 7.08.	Replacement of Trustee.80
Section 7.09.	Successor Trustee by Merger, Etc.81
Section 7.10.	Eligibility; Disqualification.81

Article 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE82

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.82
Section 8.02.	Legal Defeasance and Discharge.82
Section 8.03.	Covenant Defeasance.82
Section 8.04.	Conditions to Legal or Covenant Defeasance.83
Section 8.05.	Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.84
Section 8.06.	Repayment to Company.84
Section 8.07.	Reinstatement.85

Article 9.

AMENDMENT, SUPPLEMENT AND WAIVER85

Section 9.01.	Without Consent of Holders of Notes.85
Section 9.02.	With Consent of Holders of Notes.86
Section 9.03.	[Reserved].87
Section 9.04.	Revocation and Effect of Consents.87
Section 9.05.	Notation on or Exchange of Notes.87
Section 9.06.	Trustee to Sign Amendments, Etc.87

Article 10.

GUARANTEES88

Section 10.01.	Guarantee.88
Section 10.02.	Limitation on Guarantor Liability.89
Section 10.03.	Execution and Delivery of Guarantee.90
Section 10.04.	Guarantors May Consolidate, Etc., on Certain Terms.90
Section 10.05.	Releases Following Merger, Consolidation or Sale of Assets, Etc.91

Article 11.

SATISFACTION AND DISCHARGE91

Section 11.01.	Satisfaction and Discharge.91
Section 11.02.	Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.92

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Section 11.03.	Repayment to Company.92

Article 12.

MISCELLANEOUS93

Section 12.01.	[Reserved].93
Section 12.02.	Notices.93
Section 12.03.	[Reserved].94
Section 12.04.	Certificate and Opinion as to Conditions Precedent.94
Section 12.05.	Statements Required in Certificate or Opinion.94
Section 12.06.	Rules by Trustee and Agents.95
Section 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.95
Section 12.08.	Governing Law.95
Section 12.09.	No Adverse Interpretation of Other Agreements.95
Section 12.10.	Successors.95
Section 12.11.	Severability.95
Section 12.12.	Counterpart Originals; Electronic Signatures.95
Section 12.13.	Table of Contents, Headings, Etc.96
Section 12.14.	[Reserved].96
Section 12.15.	Effect of Legal Holidays96
Section 12.16.	Waiver of Jury Trial.96
Section 12.17.	U.S.A. Patriot Act.96

EXHIBITS.

EXHIBIT A	-FACE OF NOTE
EXHIBIT B	-FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C	-FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D	-FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E	-FORM OF SUPPLEMENTAL INDENTURE

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This INDENTURE, dated as of May 25, 2021, is by and among Great Lakes Dredge & Dock Corporation, a Delaware corporation, the Guarantors from time to time party hereto and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5.25% Senior Notes due 2029 (the “Notes”) issued under this Indenture:

Article 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time the other Person is merged with or into or became a Subsidiary of the specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Subsidiary of the specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.

“Additional Notes” means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Affiliate Transaction” has the meaning assigned to such term in Section 4.14.

“Agent” means any Registrar, co-registrar, Custodian, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)1.0% of the principal amount of such Note; and

(2)the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 1, 2024 (such redemption price being set forth in the table appearing in Section 3.07(a)), plus (ii) all required interest payments due on such Note through

June 1, 2024 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer, redemption, tender or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption, tender or exchange.

“Asset Sale” means

(i)the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, will be governed by Section 4.17 and/or Section 5.01 and not by Section 4.12), and

(ii)the issue or sale by any Restricted Subsidiary of Equity Interests of any of the Company’s Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that involve assets or Equity Interests that have a Fair Market Value in excess of $20.0 million or (b) for Net Proceeds in excess of $20.0 million.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(i)a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

(ii)an issuance, sale, transfer or other disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

(iii)a Restricted Payment that is permitted by Section 4.10 or a Permitted Investment,

(iv)the sale and leaseback of any assets within 180 days of the date of acquisition or completion of construction of such assets,

(v)the sale or other disposition of assets that have become worn out, obsolete or damaged or no longer used or useful in the business of the Company or any Restricted Subsidiary, as the case may be, in the ordinary course of business,

(vi)bareboat, time or voyage charters, leases or licenses entered into in the ordinary course of business for fair market value,

(vii)the sale or other disposition of cash or Cash Equivalents,

(viii)the sale or lease of products or services or the licensing of intellectual property, in each case in the ordinary course of business,

(ix)the sale for Fair Market Value of accounts receivable that are generated from operations conducted outside the United States by the Company or any Restricted Subsidiary,

(x)the creation of a Permitted Lien and dispositions in connection with the creation of Permitted Liens; and

(xi)dispositions of assets in the ordinary course of business, including, but not limited to, equipment and vehicles.

“Asset Sale Offer” has the meaning assigned to such term in Section 4.12.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means (1) in respect of a corporation, the board of directors of the corporation, or any duly authorized committee thereof; and (2) in respect of any other Person, the board or committee of that Person serving an equivalent function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bonding Agreement” means collectively (i) that certain General Indemnity Agreement dated as of April 7, 2015 by and among the Company, certain of the Guarantors, Argonaut Insurance Company and the other parties thereto from time to time, (ii) that certain General Agreement of Indemnity dated as of April 13, 2015 by and among the Company, certain of the Guarantors, Berkley Regional Insurance Company and the other parties thereto from time to time, (iii) that certain General Agreement of Indemnity dated as of April 7, 2015 by and among the Company, certain of the Guarantors, Westchester Fire Insurance Company (or any of its affiliates, including, but not limited to Federal Insurance Company, its successors and assigns) and the other parties thereto from time to time, (iv) that certain General Agreement of Indemnity dated as of April 7, 2015 among Liberty Mutual Insurance Company, the Company, certain of the Guarantors and the other parties thereto, and (v) that certain Agreement of Indemnity dated as of September 7, 2011 by and among the Company, certain of the Guarantors, Zurich and the other parties thereto from time to time, as amended by that certain First Rider to General Agreement of Indemnity dated as of May 31, 2012 by and among the Company, certain of the Guarantors, Zurich and the other parties thereto, in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and any similar contractual arrangement entered into by the Company or any of its Subsidiaries with providers of bid, performance or payment bonds from time to time.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination of a capital lease obligation is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP; provided that any lease that was treated as an operating lease for purposes of GAAP as of December 31, 2018 shall not be treated as Indebtedness or as a Capital Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on December 31, 2018, that would be treated as an operating lease for purposes of GAAP as of December 31, 2018 shall be treated as an operating lease), in each case for purposes under this Indenture, notwithstanding any actual or proposed change in or application of GAAP after such date.

“Capital Stock” means:

(i)in the case of a corporation, corporate stock,

(ii)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(iii)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(i)United States dollars or money in other currencies received in the ordinary course of business,

(ii)obligations issued or guaranteed by the United States government or any agency of the United States (provided that the full faith and credit of the United States is pledged in support) having maturities of not more than one year from the date of acquisition,

(iii)certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million,

(iv)repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any institution meeting the qualifications specified in clause (iii) above,

(v)obligations issued by any state of the United States of America or any political subdivision of any such state maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s,

(vi)commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition,

(vii)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition,

(viii)short-term asset management accounts offered by any lender under Credit Facilities for the purpose of investing in notes issued by a corporation (other than the Company or any Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-2 or higher by S&P, or P-2 or higher by Moody’s,

(ix)securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or the federal government of Canada, or by any political subdivision or taxing authority thereof, and having one of the two highest ratings obtainable from S&P or Moody’s,

(x)time or demand deposits with any bank or trust company,

(xi)participation in loans made to a borrower (other than an Affiliate of the Company) with a debt rating of A–2 or higher from S&P, or P-2 or higher from Moody’s; provided, however, that such loans must mature within one year from the date such participation is purchased,

(xii)bonds issued by a municipality or governmental agency and rated not lower than BBB by S&P, or Baa2 by Moody’s and purchased by the Company or any of its Subsidiaries in the ordinary course of its business in connection with retainage under contracts with its customers, and

(xiii)in the case of Foreign Subsidiaries, short term investments comparable to the foregoing.

“Change of Control” means the occurrence of any of the following:

(i)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis), in each case, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or a Wholly Owned Restricted Subsidiary of the Company,

(ii)the adoption of a plan relating to the liquidation or dissolution of the Company (other than in a transaction which complies with the provisions described under Section 5.01), or

(iii)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares).

“Change of Control Offer” has the meaning assigned to such term in Section 4.17.

“Change of Control Payment” has the meaning assigned to such term in Section 4.17.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Company” means Great Lakes Dredge & Dock Corporation, and any successor thereto.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus

(i)an amount equal to any extraordinary or nonrecurring loss (including any loss on extinguishment or conversion of Indebtedness) plus any net loss realized in connection with an Asset Sale (without giving effect to the $20.0 million threshold provided in the definition thereof), to the extent those losses were deducted in computing the Consolidated Net Income, plus

(ii)provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing the Consolidated Net Income, plus

(iii)consolidated Fixed Charges to the extent that any such Fixed Charges were deducted in computing the Consolidated Net Income, plus

(iv)any non-cash compensation arising from stock options, restricted stock grants or other equity-incentive programs, plus

(v)depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing the Consolidated Net Income, minus

(vi)non-cash items increasing the Consolidated Net Income for such period other than (1) accrual of revenue in the ordinary course of business and (2) reversals of prior accruals or reserves for cash items previously excluded from Consolidated Cash Flow pursuant to clause (v) of this definition, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(i)the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or its Restricted Subsidiary;

(ii)the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(iii)the cumulative effect of a change in accounting principles shall be excluded;

(iv)the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries;

(v)any non-cash goodwill or other intangible asset impairment charges incurred subsequent to the Issue Date resulting from the application of ASC Topic 350, “Intangibles- Good Will and Other,” ASC Topic 360, “Property, Plant and Equipment” and ASC Topic 805, “Business Combinations” or any related subsequent statement of financial accounting standards shall be excluded;

(vi)any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(vii)any increase in amortization or depreciation expense or any one-time non-cash charges resulting from purchase accounting or any non-recurring costs and expenses incurred in connection with any acquisition that is consummated after the Issue Date shall be excluded;

(viii)any fees, expenses and debt issuance costs paid in connection with issuance of the Notes shall be excluded;

(ix)the Net Income from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after tax basis, shall be excluded;

(x)the non-cash gains, losses, income, and expenses resulting from fair value accounting required by ASC Topic 815, “Derivatives and Hedging” or any related subsequent statement of financial accounting standards shall be excluded; and

(xi)any net unrealized gain or loss (after any offsets) resulting from any foreign currency translation shall be excluded.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company, and for Agent services such office shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55415.

“Covenant Defeasance” has the meaning assigned to such term in Section 8.03.

“Credit Agreement” means that certain Amended and Restated Revolving Credit and Security Agreement, dated as of May 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among the Company, the affiliates of the Company party thereto from time to time, PNC Bank National Association, as agent, PNC Capital Markets LLC, CIBC Bank USA, Suntrust Robinson Humphrey, Inc. and Bank of America, N.A., as joint lead arrangers and joint bookrunners, and the other lenders that are party to the Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as increased as permitted by the terms of this Indenture, and amended, modified, renewed, restated, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the

Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or through the issuance of debt securities.

“Credit Facilities” means, with respect to the Company or its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of debt securities to institutional investors, in each case, as increased as permitted by the terms of this Indenture, and amended, restated, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by the Chief Financial Officer of the Company.  Such Officers’ Certificate shall state the basis of such valuation.  A particular item of Designated Non-cash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).

“Designated Vessels” means the vessels named AB 115, AB 116, AB 117, AB 118, AB 119, AB 120, DB 184, DB 185, DB 186, DB 187, DERRICK 71, DERRICK 72, DERRICK 73, DERRICK 74, DERRICK 75, DERRICK 76, DERRICK 77, Fuel Barge 1002, Fuel Barge 1003, G.L.701, G.L.702, G.L.601, G.L.602, G.L. 603, G.L. 604, Liberty Island, and all ancillary equipment related thereto.

“Directing Holder” has the meaning assigned to such term under Section 6.01.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder), or upon the happening of any event (other than optional redemption by the Company thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders have the right to require the Company to repurchase the Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of the Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless the repurchase or redemption complies with Section 4.10.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering or sale of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent of the Company (so long as the net proceeds thereof are contributed to the common equity capital of the Company).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Excess Proceeds” has the meaning assigned to such term under 4.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contribution” means the net cash proceeds received by the Company after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in clause (iv)(c)(ii) of the first paragraph of Section 4.10.

“Excluded Subsidiaries” means each Foreign Subsidiary, each Domestic Subsidiary that is not a Wholly Owned Restricted Subsidiary and each of Terra Contracting Services, LLC and Terra Fluid Management, LLC.

“Existing Indebtedness” means Indebtedness (including guarantees) of the Company and its Restricted Subsidiaries (other than Indebtedness incurred pursuant to clause (i) of the second paragraph of Section 4.09) in existence on the Issue Date, until permanently repaid.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that, other than as expressly set forth in this Indenture, for purposes of determining the “Fair Market Value” of any property or assets, such Fair Market Value shall be determined by (x) the Company’s Chief Financial Officer with respect to assets or property with a Fair Market Value not in excess of $20.0 million and (y) the Company’s Board of Directors with respect to assets or property with a Fair Market Value in excess of $20.0 million.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow to the Fixed Charges of such Person for such period.  In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than repayment of revolving credit borrowings that are not accompanied by a permanent reduction in the commitment amount) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.  In addition, for purposes of making the computation referred to above,

(i)acquisitions and dispositions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they occurred on the first day of the four-quarter reference period in accordance with Regulation S‑X under the Securities Act and, in connection with any acquisition, shall be calculated giving pro forma effect to Pro Forma Cost Savings;

(ii)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded in accordance with clause (i) above;

(iii)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded in accordance with clause (i) or (ii) above, as applicable, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(iv)Consolidated Cash Flow shall be calculated giving pro forma effect to the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries, as if such creation, designation or redesignation occurred on the first day of the four-quarter reference period; and

(v)if any Indebtedness being incurred bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(i)the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations (but excluding the amortization or write-off of financing fees in connection with the transactions contemplated in connection with the initial offering of the Notes), net of interest income of such Person and its Restricted Subsidiaries for such period, and

(ii)the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

(iii)any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not the guarantee or Lien is called upon), and

(iv)the product of (a) all cash dividend payments and non-cash dividend payments on any series of preferred stock and any series of Disqualified Stock, in each case, of such Person or any of its Restricted Subsidiaries, other than dividend payments (x) on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or (y) to the Company or a Guarantor, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means a Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Government Securities” means securities that are:

(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements), of all or any part of any Indebtedness.

“Guarantee” means a full and unconditional senior unsecured guarantee of the Notes pursuant to this Indenture.

“Guarantor” means each of the Persons identified on the signature page hereto under the heading “Guarantors” and any Restricted Subsidiary of the Company that hereafter issues a Guarantee of the Notes, pursuant to Section 4.15, in each case, until such Person is released from its Guarantee in accordance with this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(i)interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements,

(ii)other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk or currency exchange rate risk, and

(iii)commodities purchase and sale agreements and other similar agreements designed for the purpose of fixing, hedging or swapping the price risk related to raw materials or other commodities (including fuel) used by the Company and its Restricted Subsidiaries in the ordinary course of business.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

“incur” has the meaning assigned to such term under Section 4.09.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

(i)borrowed money,

(ii)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or related reimbursement agreements),

(iii)bankers’ acceptances,

(iv)representing Capital Lease Obligations,

(v)the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or

(vi)representing the net amount owing under any Hedging Obligations relating to interest rate risk, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $325,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Dates” means June 1 and December 1 of each year.

“Investment Grade” means (1) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent), (2) with respect to Moody's, a rating equal to or higher than Baa3 (or the equivalent) and (3) with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of the Company shall not be deemed to be an Investment.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to the sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of the Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.10.

“Issue Date” means May 25, 2021.

“Legal Defeasance” has the meaning assigned to such term under Section 8.02.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the city of New York, the city of Chicago, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (“UCC”) (or equivalent statutes) of any jurisdiction).

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however,

(a)any gain or loss, together with any related provision for taxes on the gain or loss, realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) (without giving effect to the $10.0 million threshold provided for in the definition thereof) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and

(b)any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on the extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale (including Designated Non-cash Consideration)), net of:

(i)the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any related relocation expenses,

(ii)any taxes paid or payable as a result of the Asset Sale (after taking into account any available tax credits or deductions, any tax sharing arrangements),

(iii)any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP,

(iv)payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold,

(v)all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(vi)appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments (other than any such Short Derivative Instruments entered into pursuant to bona fide market making activities) exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness

(i)as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender;

(ii)no default with respect to which (including any rights that any holders may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause its payment to be accelerated or payable prior to its Stated Maturity; and

(iii)as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Notes” means the 5.25% Senior Notes due 2029 issued under this Indenture.

“Noteholder Direction” has the meaning assigned to such term in Section 6.01.

“Obligations” means any principal, interest, penalties, fees, indemnifications, costs, expenses, reimbursement obligations, damages and other liabilities and obligations which may arise under or in connection with the Credit Agreement or the Bonding Agreement or under or in connection with the documentation governing any Indebtedness, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant document, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Offering Memorandum” means the offering memorandum, dated May 12, 2021 relating to the Initial Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, any Executive Vice President or any Senior Vice President of the Company.

“Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel and which meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Payment Date” means the date on which any Note is properly tendered and accepted for payment in connection with a Change of Control Offer or an Asset Sale Offer, as applicable.

“Payment Default” has the meaning assigned to such term in Section 6.01.

“Permitted Bonding Obligations” means (i) obligations incurred by the Company or any of its Restricted Subsidiaries (including guarantees) with respect to letters of credit, bankers’ acceptances, bid, payment, performance, surety, appeal or similar bonds and completion guarantees in the ordinary course of business and (ii) obligations incurred by the Company or any of its Restricted Subsidiaries (including guarantees) under the Bonding Agreement.

“Permitted Business” means any of the businesses engaged in by the Company and its Restricted Subsidiaries on the Issue Date, together with other marine specialty contractor services, marine infrastructure construction, demolition and environmental services, dredging, repair, salvage and maintenance services, energy services, marine transportation, aggregates production, storage, handling, sales and supply and any other reasonably related, complementary or ancillary business or other business that is a reasonable extension or expansion of such business.

“Permitted Debt” has the meaning assigned to such term in Section 4.09.

“Permitted Investments” means:

(a)any Investment in the Company or in a Restricted Subsidiary of the Company;

(b)any Investment in Cash Equivalents;

(c)any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(d)any Investment made as a result of the receipt of assets not constituting Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

(e)any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(f)other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed the greater of $100.0 million and 12.5% of Total Tangible Assets, provided, however, that if an Investment pursuant to this clause (f) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above, and shall cease to have been made pursuant to this clause (f);

(g)Investments received in settlement, compromise or resolution of:  (a) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries including pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, suppliers or customers or (b) litigation, arbitration or other disputes with Persons;

(h)Investments existing on the Issue Date;

(i)loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business not to exceed $2.0 million in the aggregate at any time;

(j)any Hedging Obligation;

(k)Investments consisting of intercompany loans from the Company and its Restricted Subsidiaries to Restricted Subsidiaries, including Restricted Subsidiaries that are not Guarantors;

(l)Investments in any Person engaging in a Permitted Business in an aggregate amount at any one time outstanding not to exceed the greater of (i) $50.0 million and (ii) 6% of Total Tangible Assets;

(m)guarantees otherwise permitted by the terms of this Indenture;

(n)Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(o)Investments in any Person for the purpose of offshore wind energy projects in an aggregate amount not to exceed $100.0 million; and

(p)so long as no Default or Event of Default has occurred and is continuing or would occur as a result of the making of such Investment, any Investment so long as, immediately after giving effect to such Investment, the Total Leverage Ratio determined on a pro forma basis of the Company is not greater than 3.50 to 1.00.

“Permitted Liens” means

(i)Liens securing Indebtedness under Credit Facilities incurred pursuant to clause (i) of the second paragraph of Section 4.09;

(ii)Liens in favor of the Company or a Restricted Subsidiary;

(iii)Liens on property or assets of, or any equity interest in or secured debt of, a Person existing at the time that Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary;

(iv)Liens on property (including Capital Stock) existing at the time the property was acquired by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of the acquisition of property;

(v)Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance and lien bonds or other obligations of a like nature incurred in the ordinary course of business, including any Permitted Bonding Obligations;

(vi)Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) or (viii) of the second paragraph of Section 4.09 covering, in the case of such clause (iv), only the assets (including any insurance, leases and charters relating to such assets, and any proceeds thereof) acquired, constructed, repaired or improved with such Indebtedness;

(vii)Liens existing on the Issue Date and any renewals or extensions thereof on terms no more restrictive and secured by the same collateral as existing on the Issue Date (other than Liens securing Indebtedness under Credit Facilities incurred pursuant to clause (i) of the second paragraph of Section 4.09);

(viii)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(ix)Liens to secure Indebtedness of any Foreign Subsidiary permitted to be incurred under Section 4.09 covering only the assets of such Foreign Subsidiary;

(x)Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed the greater of (i) $150.0 million and (ii) 17.5% of Total Tangible Assets at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use of the property in the operation of business by the Company or the Restricted Subsidiary;

(xi)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens (including maritime Liens) imposed by law incurred in the ordinary course of business;

(xii)Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar obligations, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, payment and performance and return-of-money bonds, bankers’ acceptances, and other similar obligations (exclusive of obligations for the payment of borrowed money);

(xiii)judgment or attachment Liens not giving rise to an Event of Default;

(xiv)easements, rights-of-way, municipal and zoning restrictions and other similar charges, title defects, encumbrances or irregularities in respect of real property not interfering in any material respect with the ordinary course of the business of the Company or any of its Restricted Subsidiaries;

(xv)any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which are not leased property subject to such lease;

(xvi)Liens securing Hedging Obligations;

(xvii)Liens securing reimbursement obligations with respect to letters of credit and products and proceeds thereof;

(xviii)Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture;

(xix)Liens securing Obligations in respect of any Indebtedness permitted to be incurred under this Indenture if, as of the date such Indebtedness was incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Leverage Ratio of the Company does not exceed 3.00 to 1.00;

(xx)Liens with respect to current wages of the master and crew and for wages of a stevedore when employed directly by the Company or any Subsidiary of the Company, or by the charterer, operator, master or agent of any of the vessels owned or operated by the Company or any Subsidiary of the Company and similar maritime liens and privileges arising in the ordinary course of business with respect to obligations which are not due or which are being properly contested in good faith by appropriate proceedings with appropriate reserves established as shall be required in conformity with GAAP;

(xxi)Liens for general average or salvage (including contract salvage);

(xxii)Liens arising by operation of law or by contract in each case encumbering insurance policies and proceeds thereof to secure the financing of premiums of such insurance policies;

(xxiii)Liens arising pursuant to a purchase agreement or sale agreement securing the obligations under such purchase agreement or sale agreement and encumbering solely the assets that are to be sold in any asset sale permitted under Section 4.12; and

(xxiv)Liens with respect to bareboat charters, leases and licenses of assets in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(i)the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, fees and interest incurred in connection therewith);

(ii)if the final maturity date of the Indebtedness being refinanced is earlier than the final maturity of the Notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) if the final maturity of the Indebtedness being refinanced is later than the final maturity of the Notes, the Permitted Refinancing Indebtedness has a final maturity at least 91 days later than the Notes;

(iii)if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(iv)such Indebtedness is incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Tax Distributions” means the payment of any distributions to permit direct or indirect beneficial owners of shares of Capital Stock of the Company to pay federal, state or local income tax liabilities arising from income to the Company and attributable to them solely as a result of the Company’s and any intermediate entity through which the holder owns such shares being a limited liability company, partnership or similar entity for federal income tax purposes.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Position Representation” has the meaning assigned to such term in Section 6.01.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that were (i) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S‑X under the Securities Act in effect and as applied as of the Issue Date, or (ii) were actually implemented by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, in each case as if such reductions in cost had been effected as of the beginning of the applicable period and, in the case of each of (i) and (ii), are described, as provided below, in an officer’s certificate, as if all such reductions in costs had been effected as of the beginning of such period.  Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Company’s Chief Financial Officer that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action.

“Purchase Date” has the meaning assigned to it in Section 3.09(d).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means any of the following or any combination of the following:  (i) cash, (ii) Cash Equivalents, (iii) assets that are used or useful in a Permitted Business and (iv) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock, (a) such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company or any direct or indirect parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Rating Event” means:

(i)if the Notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by either of the Rating Agencies on any date during the Trigger Period;

(ii)if the Notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by either of the Rating Agencies on any date during the Trigger Period; or

(iii)if both (A) the Notes are rated Investment Grade by one of the Rating Agencies, and (B) the Notes are not rated Investment Grade by the other Rating Agency, in each case, on the first day of the Trigger Period, then any of the following occur: (i) in the case of the Rating Agency referred to in clause (A), the Notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by such Rating Agency on any date during the Trigger Period, and (ii) in the case of the Rating Agency referred to in clause (B), the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by such Rating Agency on any date during the Trigger Period;

provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of “Change of Control Triggering Event” hereunder) unless the Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Company in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Redemption Date” has the meaning assigned to such term in Section 3.07(e).

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note, whether or not a Business Day.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S-X” means Regulation S-X promulgated by the Commission.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.  Any such Regulation S Global Note shall be deemed to be a “temporary global security” for purposes of Rule 904 under Regulation S until the expiration of the Distribution Compliance Period.  Prior to the expiration of the Distribution Compliance Period, a beneficial interest in the Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made to a person whom the transferor reasonably believes is a qualified institutional buyer, or QIB, in a transaction meeting the requirements of Rule 144A.  Beneficial interests in a Restricted Global Note may be transferred to a person who takes delivery in the form of an interest in a Regulation S Global Note whether before, on or after such time, only upon receipt by the Trustee of a written certification to the effect that such transfer is being made in accordance with Regulation S.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, which shall be issued pursuant to Section 2.06(h) in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend (which shall be deemed to be a “temporary global security” during the Distribution Compliance Period, until termination of the Distribution Compliance Period in accordance with the procedures of DTC) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.18(c).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standards & Poor’s, a division of S&P Global Inc., and any successor to its rating agency business.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to this Indenture or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Leverage Ratio” means with respect to any Person for any period, the ratio of Secured Indebtedness to Consolidated Cash Flow of such Person for such period; provided that the Secured Leverage Ratio shall be calculated consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S‑X, promulgated pursuant to the federal securities laws, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal (including any sinking fund payment) on any series of Indebtedness, the date on which payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for their payment.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Suspended Covenants” has the meaning assigned to such term in Section 4.18.

“Suspension Period” has the meaning assigned to such term in Section 4.18.

“Tax Payments” has the meaning assigned to such term in clause (xii) of the second paragraph of Section 4.10.

“Temporary Regulation S Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on the Regulation S Temporary Global Note.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Total Leverage Ratio” means with respect to any Person for any period, the ratio of Indebtedness to Consolidated Cash Flow of such Person for such period; provided that the Total Leverage Ratio shall be calculated consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Total Tangible Assets” means, with respect to any Person, the aggregate of all assets of such Person and its Restricted Subsidiaries as would be shown on the consolidated balance sheet of such Person in accordance with GAAP, less goodwill and intangibles.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to such Redemption Date) of the yield on actively traded United States Treasury securities adjusted to a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2024; provided, however, that if the period from the Redemption Date to June 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Period” means the period commencing on the first public announcement by the Company of its intention to effect a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, that if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, such 60-day period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(a)has no Indebtedness other than Non-Recourse Debt;

(b)is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(c)is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Verification Covenant” has the meaning assigned to such term in Section 6.01.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.	Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Authentication Order”	2.02(d)
“Benefited Party”	10.01
“defeasance trust”	8.04
“DTC”	2.06(g)(ii)
“Event of Default”	6.01(a)
“losses”	7.07
“Offer Amount”	3.09(c)(ii)
“Offer Period”	3.09(d)
“Offer to Purchase”	3.09(a)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)(v)(A)
“Purchase Date”	3.09(d)
“Registrar”	2.03(a)
“Restricted Payments”	4.10

Term	Defined in Section
“Security Register”	2.03(a)

Section 1.03.	[Reserved].
Section 1.04.	Rules of Construction.

(a)Unless the context otherwise requires:

(i)a term has the meaning assigned to it;

(ii)an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)“or” is not exclusive;

(iv)words in the singular include the plural, and in the plural include the singular;

(v)all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)“including” means “including without limitation”;

(viii)provisions apply to successive events and transactions;

(ix)references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder; and

(x)any reference herein to a consolidation, merger, sale, assignment, transfer, conveyance, disposition or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a consolidation, merger, sale, assignment, transfer, conveyance, disposition or similar term, as applicable, to, of or with a separate Person.

Article 2.

THE NOTES

Section 2.01.	Form and Dating.

(a)General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.

The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a participant in DTC in denominations of less than $2,000.  The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” of Euroclear and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(e)Certificated Securities.

(i)The Company shall issue Definitive Notes to all owners of beneficial interests in Global Notes if:  (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility, (2) effected in accordance with the Depository’s withdrawal procedures or (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Note and the Registrar has received a written request from DTC to issue Definitive Notes.  Upon the occurrence of any of the events set forth in clauses (1), (2)

or (3) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.  Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.

(ii)The Company shall issue Definitive Notes to a Holder of, or an owner of a beneficial interest in, a Global Note in exchange for such Global Note or beneficial interest, as the case may be, upon written request from a Holder of, or an owner of a beneficial interest in, a Global Note through DTC if an Event of Default shall have occurred and be continuing.  Upon the occurrence of the foregoing, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note owned by such Holder or such owner of a beneficial interest.  Upon the exchange of all or a portion of a Global Note for Definitive Notes, such Global Note shall be cancelled or correspondingly reduced by the Trustee.  In the event that the Definitive Notes are not issued to an owner of a beneficial interest in a Global Note promptly after the Company has received a request from such owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of any such owner to pursue such remedy with respect to the portion of the Global Note that represents such owner’s beneficial interest as if such Definitive Notes had been issued.

(iii)Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee in writing.  The Trustee shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02.	Execution and Authentication.

(a)One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”) and the delivery of an Opinion of Counsel in a form reasonably acceptable to the Trustee (and substantially in the form delivered to the Trustee on the Issue Date), authenticate Notes for issuance.

(e)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.	Registrar and Paying Agent

(a)The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)The Company initially appoints DTC to act as Depositary with respect to the Global Notes.  Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.  The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

(c)The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

(d)The Company will be responsible, in its good faith judgment, for making calculations called for under the Notes, including but not limited to determination of Applicable Premium, redemption price, premium, if any, interest and any additional amounts or other amounts payable on the Notes.  The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.04.	Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Sections 6.01(a)(vii) and (a)(viii) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06.	Transfer and Exchange.

(a)Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Upon the occurrence of any of the events set forth in Section 2.01(e) above, Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

(b)Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of the Regulation S)).  The Distribution Compliance Period will be terminated pursuant to Applicable Procedures.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (iv) above.

(v)Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)[reserved]; or

(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iii)Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, an IAI Global Note.

(ii)Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

(iii)Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f)[Reserved].

(g)Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)Private Placement Legend.

(A)Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY,

MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR

ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(h)Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on the “Schedule of Exchanges of Interests” in such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.  Promptly following the termination of the Distribution Compliance Period, the Company shall cause the beneficial interests in the Regulation S Temporary Global Note to be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to Applicable Procedures.  The Company shall deliver to the Trustee an Authentication Order for the authentication of the Regulation S Permanent Global Note, an executed Regulation S Permanent Global Note, an Officers’ Certificate, and an Opinion of Counsel.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.

(i)General Provisions Relating to Transfers and Exchanges.

(i)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.17 and 9.05 hereof).

(ii)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(vii)The Company, the Trustee, and the Registrar reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Restricted Global Note or Restricted Definitive Note is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the Commission from time to time thereunder, and applicable state securities laws.

Section 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.	Outstanding Notes.

(a)The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

(b)If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) in its customary manner.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.	Payment of Interest; Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.	CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14.	[Reserved].
Section 2.15.	Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and initial interest payment date, and, in certain circumstances, a separate CUSIP or ISIN.  The Initial Notes issued on the date hereof, any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(c)whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.	Record Date.

If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other act of Holders, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act of Holders, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of Holders may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act of Holders, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Article 3.

REDEMPTION AND PREPAYMENT

Section 3.01.	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 10 days but not more than 60 days before a Redemption Date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02.	Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, subject to Applicable Procedures, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.	Notice of Redemption.

At least 10 days but not more than 60 days prior to a Redemption Date, the Company shall deliver (or transmit otherwise in accordance with the applicable procedures of DTC) a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register.

The notice shall identify the Notes to be redeemed and shall state:

(a)the Redemption Date;

(b)the appropriate calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date;

(c)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or transferred by book entry), or in the case of a Global Note an adjustment will be made on the “Schedule of Exchanges of Interests” attached thereto;

(d)the name and address of the Paying Agent;

(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)that, unless the notice of redemption is rescinded or the Company defaults in making such redemption or repurchase payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)any conditions precedent to such redemption described in reasonable detail and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and any notice with respect to such redemption or purchase may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date or Purchase Date, or by the Redemption Date or Purchase Date as so delayed, or such notice or offer may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied or waived;

(i)that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes; and

(j)if the payment of the redemption or purchase price and performance of the Company’s obligations with respect to such redemption or offer to purchase will be performed by another Person.

At the Company’s request, the Trustee shall give the above described notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five days prior to the date such notice of redemption is to be sent (or such shorter period allowed by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) together with the notice to be given setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.	Effect of Notice of Redemption.

Subject to the following sentence, once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the Redemption Date at the redemption price.  Notice of any redemption of, or any offer to purchase, the Notes may, at the Company’s discretion, be (i) given in connection with, and prior to the completion of, any private placements or underwritten public offerings of the Company’s debt or equity securities, other transactions (or series of related transactions) or an event that constitutes a Change of Control, and (ii) subject to one or more conditions precedent, including but not limited to completion of any such related offering, transaction or other event, as the case may be.  If any such condition has not been satisfied, then the Company shall provide written notice to the Trustee prior to the close of business one Business Day prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur.  Upon receipt, the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.  If any Note is to be redeemed in part only, the notice of redemption that relates to the Note shall state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original Note (or transferred by book entry). No Notes of $2,000 principal amount or less shall be redeemed in part. Notes called for redemption become due on the date fixed for redemption unless the redemption has been rescinded. On and after the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption or repurchase, unless the notice of redemption is rescinded or the Company fails to redeem any such Note.

Section 3.05.	Deposit of Redemption Price.

On or prior to any Redemption Date (and if on any Redemption Date, before 12:00 P.M. New York City time, on such date), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that Redemption Date.  The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the Redemption Date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or not such Notes are presented for payment.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered, or in the case of a Global Note an adjustment will be made on the “Schedule of Exchanges of Interests” attached thereto.

Section 3.07.	Optional Redemption.

(a)Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to June 1, 2024.  Beginning on June 1, 2024, the Company may at any time at its option redeem all or a portion of the Notes, at once or from time to time, after giving the notice required pursuant to Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, in cash, plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on June 1 of the years indicated below:

Year	Percentage
2024	102.625%
2025	101.313%
2026 and thereafter	100.000%

(b)Notwithstanding clause (a) of this Section 3.07, at any time prior to June 1, 2024, the Company may at its option on any one or more occasions redeem up to 40% of the original principal amount of the Notes issued under this Indenture at a redemption price (expressed as a percentage of principal amount) equal to 105.250% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings, provided that at least 60% of the aggregate principal amount of the Notes initially issued under this Indenture remains outstanding immediately after the occurrence of the redemption (excluding Notes held by the Company and its Subsidiaries); provided, further, that the redemption shall occur within 180 days of the date of the closing of the Equity Offering upon not less than 10 nor more than 60 days’ notice.

(c)Notwithstanding clause (a) of this Section 3.07, at any time, from time to time, prior to June 1, 2024, the Company may at its option redeem the Notes, in whole or in part after giving the notice required pursuant to Section 3.03 hereof, in cash, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).  Calculation of the Applicable Premium will be made by the Company or on its behalf by such person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

(d)Notwithstanding the foregoing, in connection with any tender offer for the Notes, including any offer to purchase Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such Purchase Date, to redeem (with respect to the Company) or repurchase (with respect to a third-party) all Notes that remain outstanding following such purchase at a redemption price equal to the greater of (i) the highest price offered to any other holder in such tender offer or other offer to purchase which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest and (ii) par, plus accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date or Purchase Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date or Purchase Date.

(e)

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.  The date on which any Notes are redeemed pursuant to Section 3.07(a), 3.07(b), 3.07(c) or 3.07(d) hereof shall be deemed to be a “Redemption Date”.

Section 3.08.	Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.	Offer to Purchase.

(a)In the event that, pursuant to Section 4.12 or 4.17 hereof, the Company shall be required to commence an Asset Sale Offer or Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)[Reserved.]

(c)The Company shall commence the Offer to Purchase by delivering (or transmitting otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

(i)that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.12 or Section 4.17, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control Triggering Event has occurred or is expected to occur, the circumstances and relevant facts regarding the Change of Control Triggering Event and that a Change of Control Offer is being made pursuant to Section 4.17;

(ii)the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.17, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12 or Section 4.17, as applicable, the Offer Period and the Purchase Date (each as defined below);

(iii)except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Purchase Date;

(vi)that Holders electing to have a Note purchased pursuant to an Offer to Purchase may only elect to have Notes purchased in minimum principal amounts of $2,000 or integral multiples of $1,000 in excess thereof;

(vii)the manner in which Notes are to be surrendered to tender pursuant to the Offer to Purchase, including, if applicable, the place or places where such Notes shall be delivered and any additional documentation required to be delivered in connection therewith;

(viii)that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased) (or if the Note is a Global Note, pursuant to the Applicable Procedures of the Depositary);

(x)that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(xi)any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)The Offer to Purchase shall remain open for a period of at least 10 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase properly tendered Notes in an aggregate principal amount equal to the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

(e)On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes properly tendered pursuant to the Offer to Purchase, or, if less than the Offer Amount has been tendered, all Notes properly tendered;

(ii)deposit with the Paying Agent funds in an amount equal to the purchase price as set forth in Section 4.12 or Section 4.17, as applicable, in respect of all Notes or portions of Notes properly tendered; and

(iii)deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(f)The Depositary or the Paying Agent (or the Company, if acting as the Paying Agent), as the case may be, shall promptly deliver to each tendering Holder the purchase price as set forth in Section 4.12 or Section 4.17, as applicable.  In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note or adjust the “Schedule of Exchanges of Interests” on a Global Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(g)If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(h)The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12 or 4.17, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.12 or 4.17, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

(i)In connection with any Change of Control Offer or Asset Sale Offer, the Company will determine whether Notes are properly tendered.  Any Note properly tendered and accepted for payment in connection with any such offer will cease to accrue interest on or after the applicable Payment Date.

(j)Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

Article 4.

COVENANTS

Section 4.01.	Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date, the maturity date or any earlier required redemption date or repurchase date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and not interest on such payment will accrue in respect of the delay.

Section 4.02.	Maintenance of Office or Agency.

(a)The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.	Reports.

Whether or not required to file by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission (unless the Commission will not accept such filing) and furnish to the Trustee and Holders of Notes:

(a)all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(b)all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file these reports, in each case within the time periods specified in the Commission’s rules and regulations;

provided, however, that the Company will not be required to (i) furnish such information to the Trustee or the registered Holders of the Notes to the extent such information is electronically filed with the Commission and is electronically available to the public free of cost, (B) comply with any segment reporting requirements (whether pursuant to GAAP or Regulation S‑X), or (C) provide separate financial statements or other information contemplated by Rule 13-01 or Rule 13-02 of Regulation S‑X.

In addition, (i) at all times the Commission does not accept the filings provided for in the preceding sentence or (ii) the filings provided for in the preceding sentence do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, the Company will, for so long as any Notes remain outstanding, furnish to the Holders of the Notes, securities analysts and to any bona fide prospective investor that certifies it is a QIB, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.04).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or EDGAR or any website as set forth under this Indenture, or participate in any conference calls.

Section 4.04.	Compliance Certificate.

(a)The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate that need not comply with Section 12.05 stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)The Company shall deliver to the Trustee, upon any Officer of the Company becoming aware thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.	Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.	Stay, Extension and Usury Laws.

The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.	Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.	[Reserved].
Section 4.09.	Incurrence of Indebtedness and Issuance of Disqualified Stock.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company’s Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided that the maximum principal amount of Indebtedness (including Acquired Debt), Disqualified Stock and preferred stock that may be incurred or issued, as applicable, pursuant to this paragraph by Restricted Subsidiaries that are not Guarantors shall not exceed $50.0 million at any time outstanding.

The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)the incurrence by the Company or any Restricted Subsidiary of Indebtedness and reimbursement obligations under letters of credit under the Credit Facilities (including any guarantee of the Indebtedness by any Restricted Subsidiary); provided that the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities under this clause (i) after giving effect to the incurrence does not exceed an amount equal to $400.0 million (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) plus (in the case of any refinancing) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the refinancing, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any term Indebtedness under Credit Facilities pursuant to Section 4.12;

(ii)the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(iii)the incurrence by the Company and the Guarantors of Indebtedness evidenced by the Initial Notes and related Guarantees;

(iv)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage or construction financings or purchase money obligations or similar financings or refinancings thereof, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, installation, construction, repair or improvement of property (real or personal), plant or equipment used in the business of the Company or any Restricted Subsidiary (whether through the direct acquisition, construction, repair or improvement of such assets or the acquisition of Equity Interests of any Person acquiring, constructing, repairing, improving or otherwise owning such assets), in an aggregate principal amount (which amount may, but need not, be incurred in whole or in part after the Issue Date under the Credit Facilities) not to exceed the greater of:  (a) $150.0 million or (b) 17.5% of Total Tangible Assets (measured at the time of incurrence of any such Indebtedness), in either case outstanding at any time;

(v)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that would have been permitted by this Indenture to be incurred under the first paragraph hereof or clauses (ii), (iii), (v) and (xiv) of this paragraph;

(vi)the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on this Indebtedness, the Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, (B) if any Guarantor is the obligor on this Indebtedness to a Restricted Subsidiary that is not a Guarantor, the Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor and (C) (i) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of Indebtedness by the Company or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations (other than for speculative purposes);

(viii)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by other clauses of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (viii), not to exceed the greater of (i) $150.0 million and (ii) 17.5% of Total Tangible Assets (measured at the time of incurrence of any such Indebtedness);

(ix)the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary, which Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that in the case of a guarantee by any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with Section 4.15;

(x)Indebtedness of the Company or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or the Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

(xi)the incurrence of Permitted Bonding Obligations;

(xii)the incurrence of Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that with respect to any such disposition, the maximum aggregate liability of this Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with any such disposition;

(xiii)the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by other clauses of this paragraph) to finance the repurchase of the Designated Vessels, which are utilized at the time of incurrence by the Company or a Restricted Subsidiary under operating leases, in each case on terms not materially less favorable on the whole than those set forth in the repurchase provisions contained in such operating leases as in effect as of the Issue Date;

(xv)the guarantee by the Company or a Restricted Subsidiary of Indebtedness of any entity which is not wholly owned by the Company or any of its Restricted Subsidiaries; provided that the maximum liability of the Company or a Restricted Subsidiary thereunder does not exceed $30.0 million at any time; and

(xvi)Indebtedness incurred as a result of the accounting for an extension of the term of any lease existing on the Issue Date as a capital lease under GAAP as a result of such extension.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) that item of Indebtedness in any manner that complies with this Section 4.09.  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each case, that the amount is included in Fixed Charges of the Company as accrued.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.  The principal amount of any Indebtedness supported by a letter of credit issued under a Credit Facility in accordance with clause (i) above shall not be deemed a separate incurrence of Indebtedness for purposes of this Section 4.09, but only to the extent of the stated amount of such letter of credit.

The amount of any Indebtedness outstanding as of any date will be:

(1)the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount;

(2)the maximum fixed redemption liability with respect to any Disqualified Stock or preferred stock of a Restricted Subsidiary;

(3)the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(4)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)the Fair Market Value of such asset at the date of determination, and

(b)the amount of the Indebtedness of the other Person.

Section 4.10.	Restricted Payments.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than, in each case, dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than Equity Interests owned by the Company or any Restricted Subsidiary of the Company) or any direct or indirect parent of the Company;

(iii)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes or to the Guarantees (other than any subordinated Indebtedness held by the Company or any Restricted Subsidiary), except a payment of interest or principal at Stated Maturity; or

(iv)make any Restricted Investment

(all these payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless:

(A)at the time of and after giving effect to the Restricted Payment, no Default or Event of Default shall have occurred and is continuing or would occur as a consequence of the Restricted Payment; and

(B)the Company would, at the time of the Restricted Payment and after giving it pro forma effect as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

(C)the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after January 1, 2017 (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vii), (viii), (ix) (x), (xi), (xii), (xiv), (xv) and (xix) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter of the Company commencing on January 1, 2017 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if Consolidated Net Income for the period is a deficit, less 100% of the deficit), plus

(ii)100% of the aggregate Fair Market Value of Qualified Proceeds received by the Company since January 1, 2017 as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus

(iii)to the extent that any Restricted Investment that was made after January 1, 2017 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital received with respect to the Restricted Investment (less the cost of disposition, if any), plus

(iv)50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after January 1, 2017 from an Unrestricted Subsidiary of the Company, to the extent that the dividends were not otherwise included in Consolidated Net Income of the Company for the period, plus

(v)to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or upon a merger or consolidation of any Unrestricted Subsidiary into the Company or any of its Restricted Subsidiaries, in each case after January 1, 2017, the lesser of (A) the Fair Market Value of the Company’s Investment in the Subsidiary as of the date of the redesignation or merger or consolidation and (B) the Fair Market Value as of the date on which the Subsidiary was originally designated as an Unrestricted Subsidiary.

(b)The foregoing provisions will not prohibit:

(i)the payment of any dividend or other distribution within 60 days after the date of declaration, if at said date of declaration payment would have complied with the provisions of this Indenture;

(ii)the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale within 30 days of the making of such Restricted Payment (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock) or the net cash proceeds of a common equity capital contribution to the Company; provided that the amount of any net cash proceeds that are utilized for any Restricted Payment pursuant to this clause (ii) shall be excluded from clause (c)(ii) of the preceding paragraph;

(iii)(A)  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; and

(A)the purchase, redemption or other acquisition for value of any Disqualified Stock with the net cash proceeds from the sale of other Equity Interests of the Company or an incurrence of Permitted Refinancing Indebtedness;

(iv)the payment of any dividend or making of any distribution by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(v)so long as no Default or Event of Default shall have occurred and is continuing or would occur as a result of the making of such Restricted Payment, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent of the Company held by any present, future or former member of the Company’s or any direct or indirect parent of the Company’s (or any of their Subsidiaries’) Board of Directors or any present, future or former officer, employee or director of the Company, any of its Restricted Subsidiaries or any direct or indirect parent of the Company pursuant to any equity subscription agreement, stockholder agreement, stock option agreement, employment agreement or other similar agreements or employee benefit plan; provided that:

(A)the aggregate price paid for all the repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (B)) of $10.0 million), plus

(B)in the case of a repurchase, redemption or other acquisition or retirement of Equity Interests of the Company or of any direct or indirect parent of the Company, the aggregate cash proceeds received by the Company, or its direct or indirect parent to the extent such cash proceeds are contributed to the common equity capital of the Company, during that calendar year from any reissuance of Equity Interests by the Company or any direct or indirect parent of the Company to employees, officers and directors of the Company and its Restricted Subsidiaries plus the cash proceeds of any “key man” life insurance policy received by the Company, and any cash proceeds paid to the Company in connection with the issuance or exercise of, any management or employee Equity Interests so acquired;

(vi)so long as no Default or Event of Default has occurred and is continuing or would occur as a result of the making of such Restricted Payment, the declaration and payment of regularly scheduled dividends to holders of any class or series of Disqualified Stock of the Company, or any class or series of Disqualified Stock or preferred stock of any Restricted Subsidiary that was issued after January 1, 2017 (other than to the Company or another Wholly Owned Restricted Subsidiary of the Company) in compliance with Section 4.09;

(vii)repurchase of Equity Interests deemed to occur upon exercise of stock options and warrants if those Equity Interests represent a portion of the exercise price of the options or warrants;

(viii)loans to employees of the Company or any Restricted Subsidiary in the ordinary course of business not to exceed $2.0 million at any one time outstanding;

(ix)so long as no Default or Event of Default shall have occurred and is continuing or would occur as a result of the making of such Restricted Payment, Restricted Payments not to exceed greater of (i) $100.0 million and (ii) 12.5% of Total Tangible Assets (measured at the time of making such Restricted Payment);

(x)any payments made by the Company or a Restricted Subsidiary for the purposes described in the Offering Memorandum under the caption “Use of Proceeds”;

(xi)payments, advances, loans or expense reimbursements made to any direct or indirect parent corporation of the Company to permit the payment by such entity of reasonable general operating expenses, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million per annum;

(xii)(a) for so long as the Company is a member of a group filing a consolidated or combined tax return with a parent corporation, payments to the parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”); provided that, the Tax Payments shall not exceed the lesser of (A) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the

Company were filing (and had always filed) a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (B) the proportionate share of the Company and its Subsidiaries of the net amount of the relevant tax that the parent actually owes to the appropriate taxing authority or (b) in the event that and for so long as the Company is organized as a limited liability company or partnership, the payment of Permitted Tax Distributions;

(xiii)the repurchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated to the Notes with Excess Proceeds to the extent such Excess Proceeds are permitted to be used for general corporate purposes under Section 4.12;

(xiv)the repurchase, redemption or other acquisition for value of Capital Stock of the Company or any direct or indirect parent of the Company representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company or any direct or indirect parent of the Company;

(xv)Investments that are made with Excluded Contributions;

(xvi)so long as no Default or Event of Default shall have occurred and is continuing or would occur as the result of making such Restricted Payment, upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to Section 4.17 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount (or accreted amount, in the case of any debt issued at a discount from its principal amount at maturity) thereof, plus accrued and unpaid interest, if any;

(xvii)so long as no Default or Event of Default has occurred and is continuing or would occur as the result of the making of such Restricted Payment, the declaration and payment of dividends to holders of any class or series of preferred stock of the Company if the Company would have been entitled to incur or assume Indebtedness under Section 4.09, in an aggregate principal amount equal to the aggregate liquidation value of the preferred stock at the time of issuance of such preferred stock (provided that the cash proceeds from the issuance of such preferred stock shall be excluded from clause (c)(ii) of the preceding paragraph);

(xviii)(x) the declaration and payment of dividends on Capital Stock of Great Lakes or any direct or indirect parent of the Company and (y) the repurchase, redemption or other acquisition for value of Capital Stock of the Company or any direct or indirect parent of the Company of up to an aggregate amount under this clause (xviii) of $25.0 million in any fiscal year (with unused amounts in any calendar year being carried over to the immediately succeeding calendar year); and

(xix)so long as no Default or Event of Default has occurred and is continuing or would occur as a result of the making of such Restricted Payment, any Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, the Company’s Total Leverage Ratio determined on a pro forma basis would be no greater than 3.25 to 1.00.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with Section 4.16.

For purposes of determining compliance with this Section 4.10, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (i) through (xix) above or is entitled to be made pursuant to the first paragraph of this Section 4.10, the Company shall, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.10.  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any non-cash Restricted Payment or return of capital on any Restricted Subsidiary shall be determined by the Board of Directors whose resolution regarding the Fair Market Value shall be delivered to the Trustee, the determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing appointed by the Company if the Fair Market Value exceeds $20.0 million.  Not later than 30 days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.11.	Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, including any income or profits therefrom, except (i) Permitted Liens, and (ii) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Guarantee, the Notes or such Guarantee, as the case may be, are secured by a Lien on property, assets or proceeds that is senior in priority to such Liens (with the same relative priority as the subordinate or junior Indebtedness shall have with respect to the Notes and the Guarantees) and (iii) in the case of Liens securing Indebtedness that is pari passu with the Notes or a Guarantee, the Notes or such Guarantee, as the case maybe, are secured by Liens on an equal and ratable basis.

Section 4.12.	Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (it being understood that dispositions of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole (including by way of merger or consolidation), will be governed by Section 5.01 as applicable, and not by this Section 4.12):

(i)the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)at least 75% of the consideration therefor received by the Company or the Restricted Subsidiary is in the form of Qualified Proceeds.

For purposes of clause (ii), each of the following shall be deemed cash:

(a)the amount (without duplication) of any Indebtedness or other liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are satisfied or assumed by the transferee in such Asset Sale pursuant to a customary assumption or novation agreement or by operation of law that releases the Company or such Restricted Subsidiary from further liability;

(b)the amount of any obligations received from such transferee that are within 180 days converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents (to the extent of the cash or Cash Equivalents actually so received); and

(c)any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) then outstanding, not to exceed the greater of (x) $100.0 million and (y) 12.5% of Total Tangible Assets at the time of receipt of such Designated Non-cash Consideration with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, or with respect to Net Proceeds from an Asset Sale committed to be applied in accordance with the paragraphs below during such 365-day period, within 180 days after such initial 365 day period, the Company or any Restricted Subsidiary may apply the Net Proceeds, at its option,

(a)to repay or otherwise retire amounts owing under the Credit Agreement in accordance with the Credit Agreement and to correspondingly reduce commitments with respect thereto,

(b)to repay or otherwise retire amounts owing under other Secured Indebtedness (other than subordinated obligations), which Secured Indebtedness is permitted by this Indenture, and to correspondingly reduce commitments with respect thereto,

(c)to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, to making a capital expenditure for the construction, repair, improvement or acquisition of assets that are used or useful in a Permitted Business (or commitment to do any of the foregoing, provided that this commitment or its reasonable replacement is consummated substantially in accordance with its terms), and/or

(d)for a combination of uses described in clauses (a), (b) or (c).

Pending the final application of any Net Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the immediately preceding paragraph will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an offer to all Holders of Notes with a copy to the Trustee (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to, but not including, the date of repurchase, in accordance with the procedures set forth in this Indenture.  To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use the Excess Proceeds for any general corporate purpose.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, subject to Applicable Procedures in the case of Notes represented by one or more Global Notes, the Trustee will select the Notes and the Company will select such other pari passu Indebtedness to be purchased on a pro rata basis based on the value or principal amount of the Notes or such pari passu Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.13.	Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness or other liabilities owed to the Company or any of its Restricted Subsidiaries,

(ii)make loans or advances to the Company or any of its Restricted Subsidiaries, or

(iii)transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)Existing Indebtedness as in effect on the Issue Date,

(b)the Credit Agreement and Permitted Bonding Obligations as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, provided that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the Credit Agreement or in agreements with respect to Permitted Bonding Obligations, as applicable, as in effect on the Issue Date,

(c)this Indenture, the Notes and the Guarantees,

(d)applicable law, rule, regulation or order,

(e)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of acquisition (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of this Indenture to be incurred,

(f)customary non-assignment provisions in leases, licenses, charters or other similar agreements entered into in the ordinary course of business;

(g)purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) of the first paragraph of this Section 4.13 on the property so acquired,

(h)any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale,

(i)Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced,

(j)secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.09 and Section 4.11 that limits the right of the debtor to dispose of the assets (including any insurance, leases and charters relating to such assets, and any proceeds thereof) securing the Indebtedness,

(k)provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,

(l)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

(m)mortgage, construction, purchase money or similar financings that impose restrictions on the transfer of the property acquired, constructed repaired or improved,

(n)encumbrances or restrictions imposed by amendments to the contracts, agreements or obligations referred to in the foregoing clauses (a), (c), (e), (f), (g), (h), (j), (k), (l) and (m), provided that the amendments are not materially more restrictive than the agreement so amended,

(o)any other agreement, instrument or document relating to Indebtedness hereafter in effect, provided, that the terms and conditions of such encumbrances or restrictions are not materially more restrictive taken as a whole than those encumbrances or restrictions imposed in connection with the Credit Agreement as in effect on the Issue Date (which may result in encumbrances or restrictions upon a Restricted Subsidiary so long as such encumbrances or restrictions are not materially more restrictive taken as a whole than the comparable restriction that is applicable to the Company), or

(p)encumbrances or restrictions contained in any Indebtedness incurred by a Foreign Subsidiary that apply only to such Foreign Subsidiary.

Section 4.14.	Transactions With Affiliates.

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(i)the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or Restricted Subsidiary with an unrelated Person; and

(ii)the Company delivers to the Trustee:

(a)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the Affiliate Transaction complies with clause (i) above and that the Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Company (and, if there are disinterested directors, a majority thereof); and

(b)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing appointed by the Company.

Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

(i)any employment agreement, compensation, employee benefit arrangements and incentive arrangements or indemnification agreement or arrangement with any officer, director, member or employee entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or the Restricted Subsidiary;

(ii)transactions between or among the Company and/or its Restricted Subsidiaries;

(iii)payment of reasonable directors fees and customary indemnification agreements with directors and officers of the Company and its Restricted Subsidiaries or any direct or indirect parent of the Company;

(iv)Restricted Payments that are permitted by Section 4.10;

(v)loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

(vi)transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(vii)the issuance of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent of the Company;

(viii)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Board of Directors of the Company, including a majority of the disinterested directors, if any; and

(ix)any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

Section 4.15.	Issuances of Guarantees of Indebtedness.

The Company will cause any Restricted Subsidiary (other than an Excluded Subsidiary), whether currently existing, or subsequently acquired or created, that is a co-borrower of the Obligations under the Credit Agreement or guarantees the Company’s Obligations or the Obligations of any other Restricted Subsidiary under the Credit Agreement, or joins the Credit Agreement as a borrower, to fully and unconditionally guarantee all of the Company’s or such Restricted Subsidiary’s Obligations under the Notes and this Indenture on the terms set forth in this Indenture.  Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until released in accordance with the terms of this Indenture.  Any such Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged as described in Article 10.

Section 4.16.	Designation of Restricted and Unrestricted Subsidiaries.

The Company’s Board of Directors may designate any of its Subsidiaries, including any newly formed Subsidiary or any Person that will become a Subsidiary by way of acquisition, to be an Unrestricted Subsidiary if that designation would not cause a Default.  For purposes of making this determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and shall either reduce the amount available for Restricted Payments under the first paragraph of Section 4.10(c) or reduce the amount available for future Investments under one or more clauses of the definition of “Permitted Investments,” as the Company determines in its sole discretion.  All outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of the Investments at the time of the designation.  Such designation will only be permitted if a Restricted Payment in that amount would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Any designation by the Board of Directors of an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing conditions and was permitted by Section 4.10.

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred under Section 4.09, the Company shall be in default of Section 4.09).  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if the designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following the designation.

Section 4.17.	Repurchase at the Option of Holders Upon a Change of Control Triggering Event.

(a)Upon the occurrence of a Change of Control Triggering Event, unless the Company has elected to redeem the Notes pursuant to Section 3.07, the Company shall, within 30 days following a Change of Control Triggering Event, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09.  Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Payment”), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to but not including the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b)Notwithstanding Section 4.17(a), the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.03, unless and until there has been a default in payment of the applicable redemption price.  At the Company’s option, a Change of Control Offer may be made in advance of a Change of Control Triggering Event or conditional upon a Change of Control Triggering Event or any other related conditions, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(c)Notwithstanding Sections 4.17(a) or (b) or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, for purposes of this Indenture, a person or group shall not be deemed to beneficially own voting stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the voting stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement.

Section 4.18.	Changes in Covenants When Notes Rated Investment Grade.

(a)If on any date:

(i)the Notes have Investment Grade ratings from both Moody’s and S&P; and

(ii)no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter and subject to the provisions of the second succeeding paragraph, Sections 4.09, 4.10, 4.12, 4.13, 4.14 and 5.01(iv) hereof (collectively, the “Suspended Covenants”) will be suspended.

(b)During any period that the Suspended Covenants have been suspended, the Company’s Board of Directors may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture unless the Company’s Board of Directors would have been able, under the terms of this Indenture, to designate such Subsidiaries as Unrestricted Subsidiaries if the Suspended Covenants were not suspended.  Notwithstanding that the Suspended Covenants may be reinstated, the failure to comply with the Suspended Covenants during the Suspension Period (including any action taken or omitted to be taken with respect thereto and including any actions taken at any time pursuant to any contractual obligations arising during the Suspension Period) will not give rise to a Default or Event of Default under this Indenture.

(c)Notwithstanding the foregoing, if the Notes no longer have an Investment Grade rating from both Moody’s and S&P, the Suspended Covenants will be reinstituted as of and from the date of such rating decline (any such date, a “Reversion Date”).  The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “Suspension Period.”  All Indebtedness incurred (including Acquired Debt) and Disqualified Stock or preferred stock issued during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the second paragraph of Section 4.09.  Calculations under the reinstated Section 4.10 will be made as if Section 4.10 had been in effect prior to, but not during, the period that Section 4.10 was suspended as set forth above. For purposes of determining compliance with Section 4.12 hereof, the Excess Proceeds from all Asset Sales not applied in accordance with Section 4.12 hereof, will be deemed to be reset to zero after the Reversion Date.  In addition, for purposes of Section 4.13 hereof, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.13(i)(a)(1) hereof.

(d)During the Suspension Period, any reference in Section 4.16 to Section 4.09 or any provision thereof shall be construed as if such Section 4.09 had remained in effect since the Issue Date and during the Suspension Period.

(e)Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and its Restricted Subsidiaries will be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations following a Reversion Date and to consummate the transactions contemplated thereby; provided that such contractual commitments or obligations were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants; provided, further, that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under Section 4.10(a)(iv)(C) or Section 4.10(b) hereof and, if not permitted by any of such provisions, such Restricted Payment shall be deemed permitted under Section 4.10(a)(iv)(C) hereof and shall be deducted for purposes of calculating the amount pursuant to this Section 4.10(a)(iv)(C) (which may not be less than zero).The Company shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Period or Reversion Date. The Trustee shall have no obligation to monitor the ratings of the Notes, independently determine or verify if any Suspension Period or Reversion Date has occurred or notify the Holders of the Notes of any Suspension Period or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder of Notes upon written request.

Article 5.

SUCCESSORS

Section 5.01.	Merger, Consolidation and Sales of Assets.

The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(i)the Company is the surviving corporation or the entity or the Person formed by or surviving the consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any individual state or the District of Columbia; provided, however, that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person becomes a co-issuer of the Notes in connection therewith;

(ii)the entity or Person formed by or surviving any consolidation or merger (if other than the Company) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the then existing obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(iii)immediately after the transaction no Default or Event of Default exists; and

(iv)except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving the consolidation or merger (if other than the Company), or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 or (b) have a Fixed Charge Coverage Ratio that is greater than the Fixed Charge Coverage Ratio of the Company without giving effect to the transaction.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance or other disposition of assets (including by way of merger or consolidation) between or among the Company and any of its Wholly Owned Restricted Subsidiaries that are Guarantors.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition by the Company (other than by lease) of all or substantially all of the properties and assets of the Company, in accordance with this Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes.  In the event of any such transfer (other than a transfer of less than all of the properties and assets of the Company), the Company shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture, and the Company may be dissolved, wound up or liquidated at any time thereafter.

Section 5.02.	Successor Corporation Substituted.

The surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Guarantee, as the case may be, in the case of:

(a)a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole or, in the case of a Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Guarantor, in either case, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, or

(b)a lease.

Article 6.

DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

(a)Each of the following constitutes an “Event of Default” with respect to the Notes:

(i)default for 30 days in the payment when due of interest on the Notes;

(ii)default in payment when due of the principal of or premium, if any, on the Notes;

(iii)failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.17;

(iv)failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% in principal amount of Notes then outstanding (with a copy to the Company and the Trustee) to comply with any of its other agreements in this Indenture or the Notes;

(v)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether the Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(A)is caused by a failure to pay principal on such Indebtedness at final stated maturity prior to the expiration of the grace period provided in the Indebtedness on the date of the default (a “Payment Default”) or

(B)results in the acceleration of the Indebtedness prior to its stated maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (after giving effect to any applicable grace period), aggregates $30.0 million or more;

(vi)failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $30.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days after their entry;

(vii)the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A)commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C)consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D)makes a general assignment for the benefit of its creditors; or

(E)admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency;

(viii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; or

(B)appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

(C)orders the liquidation of the Company or any of its Significant Subsidiaries; and such order or decree remains unstayed and in effect for 60 consecutive days; and

(ix)except as permitted by this Indenture, any Guarantee of any Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary), or any Person acting on behalf of any Guarantor that is a Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary), shall deny or disaffirm its obligations under its Guarantee.

Any notice of Default, notice of a continuing Event of Default (including any declaration of acceleration) or instruction to the Trustee to provide a notice of Default, notice of a continuing Event of Default (including any declaration of acceleration) or take any other action relating to a Default or Event of Default (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default or Event of Default shall be deemed a continuing representation at all times until the resulting Default or Event of Default is cured or otherwise ceases to exist or the Notes are accelerated.  If the Holder of the applicable Notes is DTC, a clearing system or a common safekeeper or its nominee, any Position Representation required hereunder shall be provided by DTC, the clearing system or the common safekeeper or its nominee or by the beneficial owner of an interest in such global notes after delivery to the Trustee of appropriate confirmation of beneficial ownership satisfactory to the trustee.  For the avoidance of doubt, the requirements of this Section 6.01 shall only apply to any Noteholder Direction as defined herein and do not apply to any other directions given by Holders given to the Trustee under this Indenture.  In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”).  In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.  The Trustee shall have no duty whatsoever to provide this information to the Company or to obtain this information for the Company.

(b)If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Holder determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction.  If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant.  Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any security or indemnity such Directing Holder may have offered the Trustee which shall continue to survive), with the effect that such Default or Event of Default shall be deemed never to have occurred, any acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

(c)With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Company in accordance with the terms of this Section 6.01.  Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section 6.01, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.  The Company hereby waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section 6.01, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

(d)Notwithstanding anything in Sections 6.01 (a) and (b) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of the commencement of a bankruptcy or similar proceeding or a payment default as described in Section 6.01(a)(i), (ii), (vii) or (viii) above shall not require compliance with Sections 6.01(b), (c) and (d).  In addition, for the avoidance of doubt, Sections 6.02 (b), (c) and (d) shall not apply to any Holder that is a Regulated Bank; provided that if a Regulated Bank is a Directing Holder or a beneficial owner directing DTC it shall provide a written representation to the Company that it is a Regulated Bank.

(e)For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise.  The Trustee shall not have any liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction.  The Company hereby confirms that any and all other actions that the Trustee takes or omits to take under Sections 6.02 (b), (c) and (d) and all fees, costs, and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Company’ indemnifications to the Trustee under this Indenture.

Section 6.02.	Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(a)(vii) or (a)(viii)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section (a)(vii) or (a)(viii) of Section 6.01 hereof, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(v) (excluding any resulting payment default under this Indenture or the Notes), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in such Section 6.01(v) have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the Guarantees, or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.04.	Waiver of Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee and the Company may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment if:

(1)all existing Events of Default, other than the nonpayment of the principal of, premium and interest on, the Notes that have become due solely by the declaration of acceleration, have been cured or waived,

(2)the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all amounts owing to the Trustee have been paid.

. Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.	Control by Majority.

Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of a majority in principal amount of Notes.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06.	Limitation on Suits.

A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1)the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3)Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5)during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the Stated Maturity.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the Stated Maturity, or to bring suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such Holder.

Section 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any obligor upon the Notes) for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.	Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.  The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.10.	Priorities.

After an Event of Default has occurred which is continuing, any moneys or properties distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture, or any money or property collected by the Trustee pursuant to this Article 6, shall be paid out or distributed in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article 7.

TRUSTEE

Section 7.01.	Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)Except during the continuance of an Event of Default:

(1)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this Indenture or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.  The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.  In connection with any proposed exchange of a certificated note for a Global Note, the Company or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045.  The Trustee may rely on information provided to it and shall have no responsibility to verity or ensure the accuracy of such information.  Neither the Trustee nor any Paying Agent shall be responsible for determining whether any Asset Sale has occurred and whether any Asset Sale Offer with respect to the Notes is required.  Neither the Trustee nor any Paying Agent shall be responsible for determining whether any Change of Control or Change of Control Triggering Event has occurred and whether any Change of Control Offer with respect to the Notes is required.  Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Rating Event with respect to the Notes has occurred.

Section 7.02.	Rights of Trustee.

(a)The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on its part, conclusively rely upon an Officers’ Certificate or certificate of an Officer.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.  Any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during normal business hours and upon reasonable notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it under this Indenture.

(i)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(j)The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(k)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, Custodian and other Person employed to act hereunder.

(l)In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act of civil or military authorities or governmental action, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, pandemic and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or telex system or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n)The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(o)The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officers’ Certificates, the Company’s orders and any other matters or directions pursuant to this Indenture.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as defined in the TIA,  it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Section 7.10  hereof.

Section 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or the Guarantees any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or the Guarantees, or the Offering Memorandum or any other document in connection with the sale of the Notes or the Guarantees or pursuant to this Indenture other than its certificate of authentication.  The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company or the Guarantors but the Trustee may require full information and advice as to the performance of the aforementioned covenants.  Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Guarantees.  The Trustee shall have no obligation to independently determine or verify if any Change of Control, Asset Sale, or any other event has occurred or if an Offer to Purchase is required to be made, or notify the Holders of any such event.  The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

Section 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail or send to the Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.	[Reserved].
Section 7.07.	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees (for purposes of this Article 7, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses are determined to have been caused by its own gross negligence or willful misconduct or bad faith as finally adjudicated by a court of competent jurisdiction.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Indenture.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel.  The Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee that has been determined to have been caused by the Trustee’s own gross negligence, or willful misconduct or bad faith as finally adjudicated by a court of competent jurisdiction.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (a)(viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee, the discharge of the Company’s and the Guarantors’ obligations pursuant to Article 8 or Article 12 and the termination of this Indenture.  “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company upon 30 days’ prior notice in writing.  The Company may remove the Trustee if:

(a)the Trustee fails to comply with Section 7.10 hereof;

(b)the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)a custodian or public officer takes charge of the Trustee or its property; or

(d)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail or send a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

Article 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02.	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8.  If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.08 through 4.18 hereof, and the operation of Section 5.01, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (iii), (iv) (with respect to the covenants contained in Sections 4.08 through 4.18 hereof), (v), (vi), (vii) and (viii) of Section 6.01 (but in the case of (vii) and (viii) of Section 6.01, with respect to Significant Subsidiaries only) or because of the Company’s failure to comply with Section 5.01.

Section 8.04.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.

The Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, to pay the principal of, and interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the next Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to such particular Redemption Date;

(b)in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from the Internal Revenue Service a ruling directed to it or (ii) since the Issue Date, there has been a change in the applicable federal income tax law (including by reason of a published ruling from the Internal Revenue Service), in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)no Default or Event of Default has occurred or is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

(f)reserved;

(g)the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding such other creditors; and

(h)the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.	Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the

Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.	Repayment to Company.

The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.

Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall, subject to applicable abandoned property law, be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

Article 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees without the consent of any Holder to:

(1)to cure any ambiguity, defect or inconsistency,

(2)to provide for uncertificated notes in addition to or in place of certificated notes,

(3)to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets or Guarantor’s assets that is permitted by this Indenture,

(4)to provide for the issuance of Additional Notes or to secure the Notes in accordance with the provisions set forth in this Indenture on the Issue Date,

(5)to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially and adversely affect the legal rights under this Indenture of any Holder,

(6)to allow any Guarantor to guarantee the Notes or to comply with Section 4.15 or 10.03, provided that any supplemental indenture executed pursuant to this Section 9.01(7) may be executed by the Company, the Guarantor providing such Guarantee and the Trustee, or

(7)to conform any provision of this Indenture to the “Description of Notes” contained in the Offering Memorandum.

Section 9.02.	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Guarantors and the Trustee may amend or supplement this Indenture and the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver,

(ii)reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to Sections 4.12 and 4.17),

(iii)reduce the rate of or change the time for payment of interest on any Note,

(iv)waive a Default or Event of Default in the payment of principal of or premium, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from the acceleration),

(v)make any Note payable in money other than that stated in the Notes,

(vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

(vii)waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.12 or 4.17),

(viii)release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture,

(ix)expressly subordinate in right of payment the Notes or any Guarantee to any other Indebtedness of the Company or any Guarantor, or

(x)make any change in the foregoing amendment and waiver provisions.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or send to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail or send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.	[Reserved].
Section 9.04.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company nor any Guarantor may sign an amendment or supplemental indenture until its Board of Directors (or committee serving a similar function) approves it.  In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).  Any supplemental indenture executed for the purpose of conforming any provision in this Indenture to the “Description of the Notes” in the Offering Memorandum shall be based upon an Officers’ Certificate delivered to the Trustee stating that such provision was intended to be a substantially verbatim recitation of a provision of this Indenture.

Article 10.

GUARANTEES

Section 10.01.	Guarantee.

Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns:  (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require any of the Trustee, the Holders or the Company (each, a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees.  Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee and a right to seek reimbursement from the Company.

Section 10.02.	Limitation on Guarantor Liability.

(a)Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its Guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b)In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.02(a), the right of each Guarantor to contribution from other Guarantors and reimbursement from the Company, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03.	Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or its Treasurer.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of a notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.15 to execute a supplemental indenture substantially in the form of Exhibit E, pursuant to which such Person provides the guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 10.04.	Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

(a)subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and the Guarantee on the terms set forth herein; and

(b)the Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.	Releases Following Merger, Consolidation or Sale of Assets, Etc.

In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.16, such Subsidiary shall be released and relieved of any obligations under its Guarantee.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Article 11.

SATISFACTION AND DISCHARGE

Section 11.01.	Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes and the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and Guarantors’ obligations in connection therewith, as to all Notes issued hereunder, when:

(a)either:

(i)all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)(A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or sending of a notice of redemption or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient (in the opinion of a nationally recognized firm of independent public accountants delivered in writing to the trustee if Government Securities are deposited), without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation or redemption for principal and premium, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or Redemption Date, as the case may be; (B) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and (C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be.

in the case of either clause (i) or (ii):

(x)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and

(y)

the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02.	Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03.	Repayment to Company.

Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall, subject to applicable abandoned property law, be discharged from such trust; and any Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease.

Article 12.

MISCELLANEOUS

Section 12.01.	[Reserved].
Section 12.02.	Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company or the Guarantors:

Great Lakes Dredge & Dock Corporation
9811 Katy Freeway, Suite 1200

Houston, Texas 77024
Attention:  Chief Financial Officer
Telecopier No.:  (630) 574-3007

With a copy to:

Jones Walker LLP
201 St. Charles Ave., Suite 5000
New Orleans, Louisiana 70170
Attention:  Amy Scafidel
Telecopier No:  (504) 589-8583

If to the Trustee:

Wells Fargo Bank, National Association
CTSO Mail Operations, MAC N9300-070

600 South Fourth Street, Seventh Floor

Minneapolis, MN 55415
Attn:  Corporate Trust Services, Great Lakes Dredge & Dock Administrator

The Company, the Guarantors or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Failure to mail or send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or sends a notice or communication to Holders, it shall mail or send a copy to the Trustee and each Agent at the same time.

Section 12.03.	[Reserved].
Section 12.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate delivered pursuant to Section 4.04) shall include:

(a)a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any Guarantor, any parent entity of the Company or any Subsidiary thereof, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.08.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 12.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.	Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.	Counterpart Originals; Electronic Signatures.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.  This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 12.13.	Table of Contents, Headings, Etc.

The Table of Contents and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.	[Reserved].
Section 12.15.	Effect of Legal Holidays

In any case where any Interest Payment Date, Redemption Date, Stated Maturity of any Note, or the last date on which a Holder has the right to convert a Note at a particular conversion price, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) or, if applicable to a particular series of Notes, conversion, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, at the Stated Maturity, or on the last day for such conversion, or on the date on which the defaulted interest is proposed to be paid, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity or on the last day for such conversion, or date for the payment of defaulted interest, as the case may be.

Section 12.16.	Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.17.	U.S.A. Patriot Act.

The Company and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signatures on following pages]

SIGNATURES

Dated as of May 25, 2021

COMPANY:

GREAT LAKES DREDGE & DOCK CORPORATION, a Delaware corporation

By:/s/ Katherine M. O’Halloran
Katherine M. O’Halloran
Vice President, Corporate Controller, Treasurer & Assistant Secretary

GUARANTORS:

GREAT LAKES DREDGE & DOCK COMPANY, LLC, a Delaware limited liability company

By:/s/ Katherine M. O’Halloran
Katherine M. O’Halloran
Vice President, Controller & Treasurer

NASDI HOLDINGS, LLC, a Delaware limited liability company

By:/s/ Katherine M. O’Halloran
Katherine M. O’Halloran
Treasurer

GREAT LAKES ENVIRONMENTAL & INFRASTRUCTURE SOLUTIONS, LLC, a Delaware limited liability company

By:/s/ Katherine M. O’Halloran
Katherine M. O’Halloran
Treasurer

Indenture Signature Page

GREAT LAKES U.S. FLEET MANAGEMENT, LLC, a Delaware limited liability company

By:/s/ Katherine M. O’Halloran
Katherine M. O’Halloran
Vice President & Treasurer

DREWS SERVICES LLC, a South Carolina limited liability company

By:/s/ Michael R. Sayer
Michael R. Sayer
Vice President & Treasurer

Indenture Signature Page

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:/s/ Scott Little
Name: Scott Little
Title:   Vice President

Indenture Signature Page

EXHIBIT A

(Face of Note)

5.25% Senior Notes due 2029

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

CUSIP No.$

GREAT LAKES DREDGE & DOCK CORPORATION

promises to pay to CEDE & CO., or registered assigns, the principal sum of           Dollars ($          ), or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto, on June 1, 2029.

Interest Payment Dates:  June 1 and December 1, commencing December 1, 2021.

Record Dates:  May 15 and November 15.

Dated:            , 20  .

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

GREAT LAKES DREDGE & DOCK CORPORATION

By:
Name:Katherine M. O’Halloran
Title:Vice President, Corporate Controller,

Treasurer & Assistant Secretary

This is one of the Global Notes referred
to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated __________, 20__

(Back of Note)

5.25% Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

Interest.  Great Lakes Dredge & Dock Corporation, a Delaware corporation (“the Company”), promises to pay interest on the principal amount of this Note at 5.25% per annum until maturity.  The Company shall pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 25, 2021; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2021.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.

Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal, interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.

Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.

Indenture.  The Company issued the Notes under an Indenture, dated as of May 25, 2021 (“Indenture”), among the Company, the Guarantors from time to time party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Company unlimited in aggregate principal amount.

5.	Optional Redemption.
(a)

Except as set forth in clauses (b), (c) and (d) of this Paragraph 5, the Notes shall not be redeemable at the option of the Company prior to June 1, 2024.  Starting on that date, the Company may at any time at its option redeem all or any portion of the Notes, at once or from time to time, after giving the required notice under the Indenture.  The Notes may be redeemed at the redemption prices (expressed as percentages of principal amount) set forth below, in cash, plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on June 1 of the years indicated below:

Year	Percentage
2024	102.625%
2025	101.313%
2026 and thereafter	100.000%

(b)

Notwithstanding clause (a) of this Paragraph 5, at any time prior to June 1, 2024, the Company may at its option on any one or more occasions redeem up to 40% of the original principal amount of the Notes issued under the Indenture at a redemption price (expressed as a percentage of principal amount) equal to 105.250% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings, provided that at least 60% of the aggregate principal amount of the Notes initially issued under the Indenture remains outstanding immediately after the occurrence of the redemption (excluding Notes held by the Company and its Subsidiaries); provided, further, that the redemption shall occur within 180 days of the date of the closing of the Equity Offering upon not less than 10 nor more than 60 days’ notice.

(c)

Notwithstanding clause (a) of this Paragraph 5, at any time, from time to time, prior to June 1, 2024, the Company may at its option redeem the Notes, in whole or in part after giving the required notice under the Indenture, in cash, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(d)

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including any offer to purchase Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such Purchase Date, to redeem (with respect to the Company) or repurchase (with respect to a third party) all Notes that remain outstanding following such purchase at a redemption price equal to the greater of (i) the highest price offered to any other holder in such tender offer or other offer to purchase which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest and (ii) par, plus accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date or Purchase Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date or Purchase Date.

(e)	Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
6.	Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.	Repurchase at Option of Holder.
(a)

Upon the occurrence of a Change of Control Triggering Event, unless the Company has elected to redeem the Notes in accordance with Paragraph 5, the Company shall, within 30 days following a Change of Control Triggering Event, make an offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b)

When the aggregate amount of Excess Proceeds from Asset Sales exceeds $50.0 million, the Company will be required to make an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to but not including the date of repurchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or any Restricted Subsidiary) may use such deficiency for any general corporate purpose.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall, subject to Applicable Procedures, select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

(c)	Any offer made pursuant to this Paragraph shall be made pursuant to the terms and conditions of Sections 3.09, 4.12 and 4.17, as applicable, of the Indenture.
8.	Notice of Redemption. Notice of redemption will be delivered in the manner set forth in the Indenture.
9.

Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a participant in DTC in denominations of less than $2,000.  This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  A Holder may be required to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.
10.	Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
11.

Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with or without the consent of the Holders of the Notes in the manner specified in Article 9 of the Indenture.

12.

Defaults and Remedies.  Each of the following is an Event of Default under the Indenture:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.17 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% in principal amount of Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether the Indebtedness or guarantee now exists, or is created after the Issue Date, which default:  (A) is caused by a failure to pay principal on such Indebtedness at final stated maturity prior to the expiration of the grace period provided in the Indebtedness on the date of the default (a “Payment Default”) or (B) results in the acceleration of the Indebtedness prior to its stated maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (after giving effect to any applicable grace period), aggregates $30.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $30.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days after their entry; (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries, as specified in the Indenture; and (viii) except as permitted by the Indenture, any Guarantee of any Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary), or any Person acting on behalf of any Guarantor that is a Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary), shall deny or disaffirm its obligations under its Guarantee.

The rights and remedies of the Company, the Trustee and the Holders upon an Event of Default or Default are governed by Article 6 of the Indenture.

13.

Trustee Dealings with Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.

No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any of its Affiliates shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

15.	Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.

Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.

CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.

Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Great Lakes Dredge & Dock Corporation
9811 Katy Freeway, Suite 1200

Houston, Texas 77024
Attention:  Chief Financial Officer

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.17 of the Indenture, check the box below:

Section 4.12 ☐Section 4.17 ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature: (Sign exactly as your name appears on the Note)
Tax Identification No.:

Signature Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature: (Sign exactly as your name appears on the Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS

The initial principal amount of this Global Note is $[•].  The following increases or decreases in the principal amount of the Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Great Lakes Dredge & Dock Corporation
9811 Katy Freeway, Suite 1200

Houston, Texas 77024
Attention:  Chief Financial Officer
Telecopier No.: (630) 574-3007

Wells Fargo Corporate Trust-DAPS Reorg
600 Fourth Street South, 7th Floor
MAC N9300-070
Minneapolis, MN 55415
Phone:  1-800-344-5128
Fax:  1-866-969-1290
Email:  dapsreorg@wellsfargo.com

Re:5.25% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of May 25, 2021 (the “Indenture”), among Great Lakes Dredge & Dock Corporation, as issuer (the “Company”), the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                   (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $           in such Note[s] or interests (the “Transfer”), to                   (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

CHECK ALL THAT APPLY

1.

☐Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.

☐Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United

States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Definitive Note and in the Indenture and the Securities Act.

3.

☐Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(b)	☐such Transfer is being effected to the Company or a subsidiary thereof; or
(c)	☐such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
(d)

☐such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.	☐Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)

☐Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)

☐Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)

☐Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Insert Name of Transferor

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

CHECK ONE OF (a) OR (b)

(a)	☐a beneficial interest in the:
(i)	☐144A Global Note (CUSIP), or
(ii)	☐Regulation S Global Note (CUSIP), or
(iii)	☐IAI Global Note (CUSIP); or
(b)	☐a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:

CHECK ONE OF (a), (b) OR (c)

(a)	☐a beneficial interest in the:
(i)	☐144A Global Note (CUSIP), or
(ii)	☐Regulation S Global Note (CUSIP), or
(iii)	☐IAI Global Note (CUSIP); or
(iv)	☐Unrestricted Global Note (CUSIP); or
(b)	☐a Restricted Definitive Note; or
(c)	☐an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Great Lakes Dredge & Dock Corporation
9811 Katy Freeway, Suite 1200

Houston, Texas 77024
Attention:  Chief Financial Officer
Telecopier No.:  (630) 574-3007

Wells Fargo Corporate Trust-DAPS Reorg
600 Fourth Street South, 7th Floor
MAC N9300-070
Minneapolis, MN 55415
Phone:  1-800-344-5128
Fax:  1-866-969-1290
Email:  dapsreorg@wellsfargo.com

Re:5.25% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of May 25, 2021 (the “Indenture”), among Great Lakes Dredge & Dock Corporation, as issuer (the “Company”), the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $           in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.	Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)

☐Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)

☐Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)

☐Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)

☐Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.	Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)

☐Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)

☐Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

(c)☐Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in the Restricted Global Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

(d)

☐   Check if Exchange is from Restricted Definitive Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the exchanged Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Insert Name of Transferor

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Great Lakes Dredge & Dock Corporation
9811 Katy Freeway, Suite 1200

Houston, Texas 77024
Attention:  Chief Financial Officer
Telecopier No.:  (630) 574-3007

Wells Fargo Corporate Trust-DAPS Reorg
600 Fourth Street South, 7th Floor
MAC N9300-070
Minneapolis, MN 55415
Phone:  1-800-344-5128
Fax:  1-866-969-1290
Email:  dapsreorg@wellsfargo.com

Re:5.25% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of May 25, 2021 (the “Indenture”), among Great Lakes Dredge & Dock Corporation, as issuer (the “Company”), the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $           aggregate principal amount of:

(a)	a beneficial interest in a Global Note, or
(b)	a Definitive Note,

we confirm that:

1.

We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.

We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to each of you a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities

D-1

Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.

We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to each of you such certifications, legal opinions and other information as each of you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.

We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.  We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5.

We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

Each of you is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Insert Name of Transferor

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of __________, 20__, among __________ (the “New Guarantor”), a subsidiary of Great Lakes Dredge & Dock Corporation, as issuer (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee.

WITNESSETH

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 25, 2021 providing for the issuance of 5.25% Senior Notes due 2029 (the “Notes”);

WHEREAS, Section 4.15 and Section 10.03 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the obligations of the Company under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of each other and the Holders of the Notes as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.

Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.

No Recourse Against Others.  No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any Guarantor, any parent entity of the Company or any Subsidiary thereof, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver and release may not be effective to waive liabilities under the federal securities laws.

4.	Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.
5.	Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms,

conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.	GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.

Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

8.	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
9.

Trustee Makes No Representation.  The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or the Guarantee of the New Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  __________, 20

NEW GUARANTOR

By:
Name:
Title:

COMPANY:

GREAT LAKES DREDGE & DOCK CORPORATION, a Delaware corporation

By:
Katherine M. O’Halloran
Vice President, Corporate Controller, Treasurer & Assistant Secretary

GUARANTORS:

GREAT LAKES DREDGE & DOCK COMPANY, LLC, a Delaware limited liability company

By:
Katherine M. O’Halloran
Vice President, Controller & Treasurer

NASDI HOLDINGS, LLC, a Delaware limited liability company

By:
Katherine M. O’Halloran
Treasurer

GREAT LAKES ENVIRONMENTAL & INFRASTRUCTURE SOLUTIONS, LLC, a Delaware limited liability company

By:
Katherine M. O’Halloran
Treasurer

GREAT LAKES U.S. FLEET MANAGEMENT, LLC, a Delaware limited liability company

By:
Katherine M. O’Halloran
Vice President & Treasurer

DREWS SERVICES LLC, a South Carolina limited liability company

By:
Michael R. Sayer
Vice President & Treasurer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: